EXHIBIT  11.1

STATEMENT AND COMPUTATION OF EARNINGS PER SHARE

	Three Months Ended		Three Months Ended
	September 30, 2008		September 30, 2007

		Earnings		Earnings
	Shares	Per Share	Shares	Per Share
	(in Thousands)		(in Thousands)

Basic Weighted Average Shares Outstanding	7,202	$0.03	7,194	$0.36

Diluted
Average Shares Outstanding	7,202		7,194
Common Stock Equivalents	0		8
	7,202	$0.03	7,202	$0.36

	Nine Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2007

		Earnings		Earnings
	Shares	Per Share	Shares	Per Share
	(in Thousands)		(in Thousands)

Basic Weighted Average Shares Outstanding	7,197	$0.38	7,188	$1.08

Diluted
Average Shares Outstanding	7,197		7,188
Common Stock Equivalents	0		10
	7,197	$0.38	7,198	$1.08